ARMOUR RESIDENTIAL REIT, INC. FIRST QUARTER 2019 WEBCAST SCHEDULED FOR APRIL 25, 2019

VERO BEACH, Florida - April 23, 2019 - ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) announced today that it will provide an online, real-time webcast of its conference call with equity analysts covering first quarter 2019 operating results on Thursday, April 25, 2019. The Company will issue its first quarter 2019 earnings release after the close of trading on Wednesday, April 24, 2019.
The live broadcast will be available at https://www.webcaster4.com/Webcast/Page/896/30318. on April 25, 2019, beginning at 10:00 a.m. (Eastern Time). The online replay will be available on the Company’s website www.armourreit.com and continue for one year.
About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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